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[LOGO]  ROCKY MOUNTAIN INTERNET


                                                       FOR IMMEDIATE RELEASE

                                                       CONTACT:
Margaret Huang                          Shiloh Kelly
BSMG Worldwide                          Rocky Mountain Internet, Inc.
(310) 966-5524                          (303) 672-0732
mhuang@bsmg.com                         shi@rmi.net


             ROCKY MOUNTAIN INTERNET POSITIONS ITSELF TO PROVIDE
                     COMMUNICATIONS SERVICE NATIONWIDE


    COMPANY ACQUIRES COMMUNICATION NETWORK SERVICES, EXPANDING REACH AND PRODUCT OFFERINGS

DENVER - February 9, 1999 - Rocky Mountain Internet, Inc. (RMI) (NASDAQ SmallCap Market-RMII, RMIIW), a national e-business solutions and convergent communication technologies company, announced today it has acquired the assets of Communication Network Services (CNS), a long-distance provider and telemarketing firm. RMI completed the asset acquisition for the assumption of specified liabilities and the issuance of shares of RMI common stock. For the year ending 1998, CNS experienced a revenue run rate in excess of $350,000 per month.

"Originally, RMI was looking for an acquisition to expand our long distance service across the country," said Douglas H. Hanson, chairman, and CEO of Rocky Mountain Internet. "As part of this acquisition, we acquired a very attractive telemarketing facility. With this facility, RMI will have the ability to turn-up revenue on our expanding array of e-commerce, Internet and communication services nationwide by incorporating telemarketing into our overall marketing initiatives."

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Alabama-based CNS is a certified reseller of Frontier Long Distance with over
15,000 customers in 23 states across the nation, including markets such as New York, California, Texas and Florida. The telemarketing operation, located near Auburn University in Opelika, Ala., consists of a large calling facility equipped to support 150 sales positions.

"As a long distance provider and telemarketing center, CNS is very important to the local employment base. Opelika, Auburn University, Southern Union State Community College, and greater Lee County are direct recipients of the job opportunities that will be created by RMI," said Jerry Teel, President of CNS.

"This deal is a win-win situation because RMI is dedicated to growing the operation with the community's young and educated work force, and Opelika is committed to RMI's success through its extension of an attractive economic incentive package," said Curt Cope, CEO of CNS.

Cope will be leaving the company to pursue outside interest and CNS president, Jerry Teel, will be joining the RMI management team to oversee the operations of the calling facility. Presently, no other management changes are anticipated.

ABOUT ROCKY MOUNTAIN INTERNET

Denver-based Rocky Mountain Internet, Inc. (NASDAQ RMII, RMIIW) is a national e-business solutions and convergent communication technologies company with an emphasis on service quality. Rocky Mountain Internet's comprehensive e-business solutions include the following: electronic commerce, custom portals and banner advertising applications; web site, intranet and VPN design and programming; and web hosting, marketing and consulting. Rocky Mountain Internet's convergent communication technologies include the following data and voice: high-speed dial-up, wireless, DSL and dedicated Internet access; switched long-distance, calling card, 800 services, voice mail and alphanumeric paging; and, IP-Telephony. In addition to the Company's e-business solutions and convergent communication technologies, Rocky Mountain Internet also maintains the award-winning portal site, Infohiway.

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For more information about Rocky Mountain Internet, Inc., call
1-800-864-4364, or visit our web site at www.rmi.net.

(This press release contains forward-looking statements. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from such forward-looking statements as a result of risks and uncertainties which are described in the cautionary statements section of the company's 10K dated December 31, 1997, and include the need for additional financing, the ICC litigation, ability to successfully integrate acquisitions, changing technology, competition, possible future government regulation, competition for talented employees, the Company's ability to fund future operations and the Company's need to refinance debt.)

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